Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Black Titan Corporation on Form F-1 Amendment No. 1 of our report dated March 30, 2026 with respect to our audit of the financial statements of Titan Pharmaceuticals, Inc. as of December 31, 2025 and for the year ended December 31, 2025, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Guangdong Prouden CPAs GP

Guangzhou, China

March 30, 2026